UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 23, 2010, the Compensation Committee of the Board of Directors of Vonage Holdings Corp. (the “Company”) met to conduct its annual review of compensation for executive officers and certain other employees. The committee made determinations and recommendations with respect to all of such persons, including Jamie Haenggi and Marc P. Lefar, who were identified as named executive officers in the most recent definitive proxy statement filed by the Company with the Securities and Exchange Commission on October 28, 2009. Additional information with respect to the compensation arrangements for the Company’s executive officers will be set forth in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders.

The Compensation Committee approved the following with respect to Ms. Haenggi, the Company’s Chief Marketing Officer: (i) a bonus award of $134,000 in respect of 2009, (ii) an increase in base salary from $275,000 to $285,000 per year, (iii) the granting of a maximum of $262,500 of non-qualified stock options for the purchase of shares of the Company’s Common Stock, $0.001 par value (“Common Stock”), and (iv) the granting of a maximum of $87,500 of restricted stock units for Common Stock.

On February 24, 2010, upon recommendation of the Compensation Committee, the Company’s Board of Directors, including all members of the Compensation Committee and the other independent directors of the Board present at the meeting, approved the following with respect to Mr. Lefar, the Company’s Chief Executive Officer: (i) a bonus award of $689,000 in respect of 2009, (ii) an increase in base salary from $850,000 to $925,000 per year, and (iii) the granting of non-qualified stock options for the purchase of 2,000,000 shares of Common Stock. As required by the employment agreement with Mr. Lefar originally executed in July 2008, a review of Mr. Lefar’s target annual bonus was conducted and the target annual bonus set at 110%. Of the stock options awarded to Mr. Lefar, options for 600,000 shares were an additional award pursuant to an employment agreement obligation to discuss in good faith the award of equity in addition to Mr. Lefar’s initial equity grant because the financing completed by us in November 2008 was substantially more dilutive than the capitalization as contemplated by the commitment letter for the financing executed by us in July 2008 prior to his joining the Company.

The stock option and restricted stock unit grants to Ms. Haenggi and Mr. Lefar, as applicable, will be made on April 1, 2010 and will generally vest in four equal annual installments over a four-year period commencing on the first anniversary of the date of grant. The options will have a term of ten years and will have a per share exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on April 1, 2010. For Ms. Haenggi, the number of shares for which the options will be granted will be determined using the Black-Scholes option pricing model on April 1, 2010 and the stock price used to calculate the number of restricted stock units to be granted will be equal to the closing price of the Common Stock on the New York Stock Exchange on April 1, 2010.

Information with respect to the terms of a Separation and General Release Agreement with John S. Rego, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, including the associated bonus in respect of 2009, is included in a Form 8-K/A filed with the Securities and Exchange Commission on March 1, 2010.

2010 Bonus Metrics and Weightings

On February 23, 2010, the Compensation Committee also approved preliminary metrics and weightings with respect to bonuses for 2010 that will be payable, if and to the extent earned, in 2011. The purpose of the Company’s annual bonuses is to promote the interests of the Company and its stockholders by providing employees with financial rewards upon achievement of specified business objectives, as well as to enable the Company to attract and retain skilled employees by providing attractive compensation opportunities linked to performance results.

When determining the annual bonuses of the Company’s executive officers, the Compensation Committee will take into account achievement of objective performance criteria as described below. The Compensation Committee also may consider discretionary factors relating to the executive’s individual performance. The measures approved and the weighting of those measures initially approved for 2010, are as follows:

Metrics	Weighting
Average monthly revenue per line (“ARPU”)	15% of target bonus
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)	35% of target bonus; 25% for certain executives described below
Net subscriber line additions	25% of target bonus; 20% for certain executives described below
Churn	25% of target bonus; 20% for certain executives described below

•

ARPU is the average ARPU for the four calendar quarters in 2010. ARPU for a particular quarter is calculated by dividing our total telephony service revenue for the quarter (for this purpose excluding Universal Service Fund fees) by the simple average number of subscriber lines for the quarter, and dividing the result by three. The simple average number of subscriber lines for the quarter is the number of subscriber lines on the last day of the prior quarter, plus the number of subscriber lines on the last day of the current quarter, divided by two.

•	Adjusted EBITDA is GAAP income (loss) from operations excluding depreciation and amortization and share-based expense.

•	Net subscriber line additions for 2010 reflects the number of subscriber lines at the end of the year, less the number of subscriber lines at the beginning of the year.

•

Churn relates to the average monthly percentage of customers that terminate service. The Company calculates churn by dividing the number of customers that terminate during the year by the simple average number of customers during the year, and dividing the result by twelve. The simple average number of customers is the number of customers on the first day of the year plus the number of customers on the last day of the year, divided by two.

A 100% payout on any of the measures above requires the Company to achieve the targeted amount for the measure. A minimum payment, equal to 50% of the target bonus, will be payable if a threshold level of performance is achieved. A maximum payment, equal to 175% of the target bonus, will be payable upon outstanding performance. If all four metrics are met, the payout would be 130% with additional payouts between 130% and 175% in proportion to the amount that the Company’s performance measure exceeds the targeted amount for the measure compared to the threshold for the maximum payment. In the event that the threshold for the maximum payment is attained for all four performance metrics, the payout will be 225% of an individual’s target award level.

With respect to officers in certain functional groups, 20% of the target bonus will be based upon an additional metric specific to the function. The additional metrics are as follows:

•

Carrier Operations Function — Average monthly direct cost of telephony services per line (“COTS”). COTS is the average COTS for the four calendar quarters in 2010. COTS for a quarter will be calculated by dividing our direct cost of telephony services for the quarter (for this purpose excluding taxes) by the simple average number of subscriber lines for the quarter, and dividing the result by three. The simple average number of subscriber lines for the quarter is the number of subscriber lines on the last day of the prior quarter, plus the number of subscriber lines on the last day of the current quarter, divided by two.

•	Development, Information Technology and Operations functions — Platform availability. Platform availability is the percentage of time during the year that certain platform applications are available.

•	Marketing — Subscriber Line Acquisition Cost (“SLAC”). SLAC is total marketing expense divided by subscriber line additions during the year.

For Mr. Lefar, 20% of his target bonus will be based upon an equal weighting of the three additional metrics specified above.

Notwithstanding the foregoing, the Compensation Committee retains the discretion to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria are achieved, to change the metrics and weightings, and to add additional metrics specific to functions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: March 1, 2010	By:	/s/ Marc P. Lefar
Marc P. Lefar Chief Executive Officer